EXHIBIT  21     SUBSIDIARIES  OF  THE  REGISTRANT.


U.S.  SUBSIDIARIES

  Name of Subsidiaries                   State of Organization     Trade Names
  --------------------                   ---------------------     -----------

  Penn Wilson CNG, Inc.                        Delaware               None
  Penn CNG Holdings, Inc.                      Delaware               None
  Penn Octane International, L.L.C.            Delaware               None

FOREIGN  SUBSIDIARIES

  Name of Subsidiaries                   Country of Organization     Trade Names
  --------------------                   -----------------------     -----------

  PennWill, S.A. de C.V.                       Mexico                 None
  Camiones Ecologicos, S.A. de C.V.            Mexico                 None
  Grupo Ecologico Industrial, S.A. de C.V.     Mexico                 None
  Estacion Ambiental, S.A. de C.V.             Mexico                 None
  Estacion Ambiental II, S.A. de C.V.          Mexico                 None
  Serinc, S.A. de C.V.                         Mexico                 None
  Penn Octane de Mexico, S.A. de C.V.          Mexico                 None
  Termatsal, S.A. de C.V.                      Mexico                 None




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